UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

COVIDIEN LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33259	98-0518045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Front Street

Hamilton, HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-298-2480

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 18, 2008, Covidien Ltd. (the “Company”) completed the previously announced sale of its Retail Products business to First Quality Enterprises, Inc., for $330 million in cash. As part of the sale transaction, First Quality will assume ownership of the Company’s private-label infant care, incontinence and feminine hygiene manufacturing business, including all of the related U.S. plants and distribution centers. The sale excludes the Company’s manufacturing plant in Tijuana, Mexico, which the Company will retain. As part of the sale transaction, the Company has agreed to use this plant to produce and supply products solely to First Quality for a period of up to five months.

Financial statements accounting for the Retail Products business as a discontinued operation were included in the Company’s Interim Report on Form 10-Q for the quarter ended December 28, 2007 and as an exhibit to the Company’s Current Report on Form 8-K dated April 15, 2008, both of which were filed with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure

On April 18, 2008, the Company issued a press release announcing the completion of the sale of its Retail Products business to First Quality Enterprises, Inc. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN LTD.

By:	/s/ John W. Kapples
John W. Kapples, Vice President and Secretary

Date: April 18, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press Release dated April 18, 2008